UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2026

Aclaris Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37581	46-0571712
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Lee Road, Suite 103

Wayne, PA 19087

(Address of principal executive offices, including zip code)

(484) 324-7933

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, $0.00001 par value	ACRS	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement.

On August 6, 2026, Aclaris Therapeutics, Inc. (the “Company”) entered into a Second Amended and Restated Sales Agreement (the “Amended ATM Agreement”) with Leerink Partners LLC (“Leerink”) and Cantor Fitzgerald & Co. (“Cantor”) under which the Company may offer and sell, from time to time at the Company’s sole discretion, shares of common stock through Leerink and Cantor as sales agents. The issuance and sale, if any, of common stock under the Amended ATM Agreement will be made pursuant to a registration statement on Form S-3. The Amended ATM Agreement amends and restates the amended and restated sales agreement with Leerink and Cantor, dated February 27, 2025, which provided for the offer and sale of up to $100.0 million of common stock from time to time through Leerink and Cantor as sales agents.

Leerink and Cantor may sell shares of the Company’s common stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act of 1933, as amended. Leerink and Cantor have agreed to use commercially reasonable efforts to sell the Company’s common stock from time to time, based on the Company’s instructions (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company will pay Leerink and Cantor a commission equal to 3.0% of the gross sales proceeds of any common stock sold through Leerink and Cantor under the Amended ATM Agreement. The Company provided customary representations, warranties and covenants, and the parties agreed to customary indemnification rights.

The Company is not obligated to make any sales of common stock under the Amended ATM Agreement. The offering of shares of common stock pursuant to the Amended ATM Agreement will terminate upon the termination of the Amended ATM Agreement in accordance with its terms.

The foregoing description of the Amended ATM Agreement is not complete and is qualified in its entirety by reference to the full text of the Amended ATM Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Exhibit Description
10.1	Second Amended and Restated Sales Agreement, dated August 6, 2026, by and among the Company, Leerink Partners LLC and Cantor Fitzgerald & Co.
104	The cover page from Aclaris Therapeutics, Inc.’s Form 8-K filed on August 6, 2026, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACLARIS THERAPEUTICS, INC.

	By:	/s/ Kevin Balthaser
Date: August 6, 2026		Kevin Balthaser
Chief Financial Officer

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